EXHIBIT 10.65

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into as of the 14th day of December, 2009, by and among Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”), and Kenglo One Ltd. (the “Lender”).

INTRODUCTION

A.   The Company is in need of financing and wishes to issue to the Lender, and the Lender desires to purchase from the Company, a $5,000,000 secured promissory note in the form attached hereto as Exhibit A (the “Note”).

B.    As additional consideration for Lender’s purchase of the Note, the Company shall issue to Lender (i) a warrant to purchase 16 million shares of the Company’s common stock at an exercise price of $0.10 per share, in the form attached hereto as Exhibit B (the “Warrant”), and (ii) an option to purchase from the Company 1.299 million shares of common stock of Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.) at an exercise price of $1.00 per share, in the form attached hereto as Exhibit C (the “Standard Gold Option”).

C.    As a condition of the Loan (as defined below), the Company is required to (i) grant Lender a security interest in the assets of the Company, on a pari passu basis with China Gold, LLC, the Company’s senior lender (“China Gold”) pursuant to the terms of a Security Agreement attached hereto as Exhibit D (the “Security Agreement”), and (ii) obtain the consent of London Mining Plc, a joint venture partner of the Company (“London Mining”), as to the release of US$4,000,000 from escrow in China with respect to the acquisition by China Global Mining Resources Limited, a British Virgin Islands corporation (“CGMR”), or its subsidiaries, of iron ore properties in China.  As of the date hereof, the Company has obtained the consent of China Gold permitting the pari passu security interest of Lender, as attached hereto as Exhibit E (the “China Gold Consent”) and London Mining has released such funds from escrow.

D.    The parties wish to enter into an agreement in connection with the financing, in the form of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
Sale and Purchase of Securities

1.1          Sale and Purchase.  On the terms and conditions hereof, the Company hereby issues and sells to the Lender, and the Lender hereby purchases from the Company, for an aggregate purchase price of US$4,000,000 (the “Purchase Price”):

(a)           the Note;

(b)           the Warrant; and

(c)           the Standard Gold Option.

1.2          Closing.  The closing of the transactions contemplated and effected hereby (the “Closing”) have taken place on the date hereof by the Company’s and Lender’s release of closing documents (as set forth below) to the other, either by facsimile transmission followed by original documentation delivered by overnight courier, or in such other manner agreed upon by the parties (referred to herein as the “Closing Date”).  At the Closing, the Company will issue, sell and deliver to the Lender the Note, the Warrant and the Standard Gold Option against payment of the Purchase Price by certified check or wire transfer of immediately available funds, in either case pursuant to instructions delivered by the Company to Lender at or prior to the Closing.

Article 2
Company Representations and Warranties

The Company hereby makes the following representations and warranties to the Lender as of the Closing Date.

2.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Note, the Warrant, the Standard Gold Option and the Security Agreement (together, the “Transaction Documents”), to issue and sell the shares of the Company’s common stock issuable upon exercise of the Warrant (the “Warrant Shares”), to carry out the provisions of the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a materially adverse effect on the Company or its business, taken as a whole.

2.2          Authorization;  Binding Obligations.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company hereunder, including the authorization, sale, issuance and delivery of the Warrant Shares upon exercise of the Warrant, has been taken.  The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and according to general principles of equity that restrict the availability of equitable remedies.

2.3          Securities.  Assuming the accuracy of the representations and warranties of the Lender contained in Article 3 hereof, the offer, issue, sale and transfer (as applicable) of the Note, the Standard Gold Option, the shares of common stock of Standard Gold transferred upon exercise of the Standard Gold Option (the “Option Shares”), the Warrant and the Warrant Shares (collectively, the “Securities”) is and will be exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and are exempt from registration and qualification under the requirements of all applicable state securities laws.  The Company and its representatives have complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities.

2.4          Outstanding Indebtedness.  Except for the Note and the indebtedness set forth on Schedule 2.4 hereof, the Company does not have secured indebtedness with any lender incurred as the result of a direct borrowing of money in an amount exceeding $100,000.  Except as set forth on Schedule 2.4, the Company is not in default in the payment of the principal of or interest or premium on any such secured indebtedness (including, without limitation, any indebtedness owed to China Gold), and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such secured indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.  The Company is not committed or obligated to make any loan or advance to any person or entity.

2.5          Capitalization.  Immediately prior to the Closing, the authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.01 per share, of which 172,527,710 shares are issued and outstanding.  All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable.   Additionally, the Company has reserved for issuance an aggregate of 103,145,385 shares of its common stock pursuant to the valid exercise of outstanding rights, options, warrants, conversion rights or other agreements to acquire Company common stock.

2.6          Consents.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any corporation, person or firm or any public, governmental or judicial authority (“Consents”), is required on the part of the Company in connection with the valid execution and delivery of this Agreement or any other of the Transaction Documents, or the consummation of any other transaction contemplated hereby or thereby, except as such as have been duly obtained or made, as the case may be, and any such Consents are in full force and effect except for notices required or permitted to be filed with certain state and federal securities commissions after the execution hereof, which notices, if any, will be filed on a timely basis.  Without limiting the foregoing, the issuance of the Warrant and any Warrant Shares issuable upon exercise thereof is not subject to preemptive or other similar statutory or contractual rights that have not been duly and effectively waived.

2.7          Compliance with Other Instruments.  The Company is not, and will not by virtue of entering into and performing under this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby, be in violation of or conflict with any term of its Articles of Incorporation or Bylaws or any term or provision of any material mortgage, indenture, lease, license, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound, and is not, and will not by virtue of entering into and performing under this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, be in violation of any order addressed specifically to the Company nor any material statute, rule or regulation applicable to the Company.

2.8          Disclosure.  Neither this Agreement nor any other document, certificate or written statement furnished to the Lender by or on behalf of the Company required by this Agreement or any other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Article 3
Lender’s Representations and Warranties

The Lender hereby represents and warrants to the Company, as of the Closing Date, as follows:

3.1          Investment Representations.  The Lender understands that neither the offer or the sale of the Securities have been registered under the Securities Act.  The Lender also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in material part upon the Lender’s representations contained in the Agreement.  In this regard, the Lender additionally represents and warrants as follows:

(a)           The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company.  The Lender must bear the economic risk of this investment indefinitely unless the Securities are registered for resale pursuant to the Securities Act, or an exemption from registration is available.  The Lender has no present intention of selling or otherwise transferring the Securities, or any interest therein.  The Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Lender might wish.  Lender represents and agrees that if, contrary to the foregoing representations and warranties, Lender should later desire to dispose of or transfer all or any portion of the Securities in any manner, Lender shall not do so without complying with applicable securities laws.

(b)           The Lender is acquiring the Securities for the Lender’s own account, for investment only, and not with a view towards their public distribution.  Lender is not aware of any occurrence, event or circumstance upon the happening of which Lender intends to transfer or sell the Securities.  Lender has been informed that, in the view of the certain state securities commissions, a purchase of Securities with a current intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, any change in the condition of the Company or the investment market as a whole, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Securities, would represent a purchase with an intent inconsistent with the representations set forth above, and that certain state securities commissions might regard such sale or disposition as a deferred sale with regard to which an exemption from registration is not available.

(c)           The Lender represents that by reason of its (or its management’s or advisor’s) business or financial experience, the Lender has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Securities.  Further, the Lender is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d)           The Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

3.2         High Risk.  The Securities offered hereby are highly speculative in nature and an investment therein involves a high degree of risk, including but not limited to the risk of losing the entire investment in such Securities.

3.3         No Governmental Approval.  No federal or state agency, including the Securities and Exchange Commission under the Securities Act or the securities commission or authority of any state, has approved or disapproved the Securities, passed upon or endorsed the merits of the issuance of Securities or the accuracy or adequacy of any information provided by the Company, or made any finding or determination as to the fairness or fitness of the Securities for sale.

3.4         No Reliance.  Lender has been encouraged to rely upon the advice of its legal counsel, accountants or other financial advisors with respect to tax and other considerations relating to the purchase of the Securities and Shares pursuant hereto.  Lender is not relying upon the Company with respect to the economic considerations involved in determining to make an investment in the Securities.

3.5         Access to Information.  Lender has been given access to full and complete information regarding the Company and has utilized such access to Lender’s satisfaction for the purpose of obtaining information respecting the Company.  Particularly, Lender has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the issuance of the Securities and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information about the Company already obtained.

Article 4
Security

To secure the full and timely payment and performance of the Company’s obligations under this Agreement and the Note, as a condition to the Closing, the Company shall grant the Lender a security interest (the “Security Interest”) in the assets of the Company, whether now owned or later acquired or created, and including all proceeds therefrom, whether cash or non-cash (collectively, the “Collateral”) pursuant to the terms of the Security Agreement.  Pursuant to the terms of the China Gold Consent, the Security Interest is pari passu with the security interests held by China Gold with respect to the Collateral.  Lender hereby agrees prior to December 31, 2009 to negotiate in good faith with China Gold the terms of an intercreditor agreement between Lender and China Gold pertaining to the pari passu security interests held by each party in the assets of the Company, which intercreditor agreement shall be consistent with agreements of China Gold under the China Gold Consent.  The Company agrees to use its best efforts to (i) cause Section 4 of that certain Promissory Note of CGMR issued in favor of the Company in the principal amount of $4,800,000 to be amended to provide that the Lender receive its pro rata share of any payments made under such note in the same respect as China Gold and (ii) cause that certain Shareholders' Agreement dated March 17, 2009 related to CGMR to be amended to allow transfers of shares held by the Company under such agreement to the Lender in the same manner that transfers from the Company to China Gold are allowed.

Article 5
General Provisions

5.1         Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.2         Governing Law.  This Agreement shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles.

5.3         Payment of Fees and Expenses of the Lender.  The Company will promptly reimburse the Lender for reasonable legal expenses payable to Oppenheimer Wolff & Donnelly LLP, counsel to the Lender, incurred in connection with the transactions contemplated by this Agreement, including, without limitation, reasonable legal expenses related to the proposed intercreditor agreement between Lender and China Gold; provided that, in no event shall the Company’s obligation to provide reimbursement to Lender exceed US$10,000.  The Company will be solely responsible for its own legal costs incurred in performing its obligations in this transaction.

5.4         Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

5.5         Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.6         Amendment and Waiver.  This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and the Lender.

5.7         Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return-receipt requested, or by telecopier, addressed as follows:

(a)           if to the Company, at

Wits Basin Precious Minerals Inc.
80 South Eighth Street, Suite 900
Minneapolis, Minnesota  55402
Attention:  Mark Dacko, Chief Financial Officer
Facsimile:  (612) 395-5276

(b)	if to the Lender, in care of:

Kenglo One Ltd.
c/o Baccata Trustees Limited
Third Floor, Conway House
Conway Street
St. Helier, Jersey  JE2 3NT
Channel Islands
Attention:  Mrs. Ann Williams
Facsimile:  44 1534 870 671

with a copy of such notice (which shall not constitute notice to the Lender) to:

Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street
Plaza VII, Suite 3300
Minneapolis, MN 55402
Attn:  Patrice H. Kloss
Facsimile:  (612) 607-7100

5.8         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on the parties.  Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

5.9         Further Assurances.  Each party hereby agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have set their hands to this Loan Agreement to be effective as of the date first set forth above.

COMPANY:		LENDER:

WITS BASIN PRECIOUS MINERALS INC.		KENGLO ONE, LTD.

By:	/s/ Stephen D. King	By:	/s/ Ann Williams
Its:	CEO	Its:	Director

Signature Page
Loan and Security Agreement

SCHEDULE 2.4

Secured Indebtedness in excess of $100,000

1.           Wits Basin has outstanding obligations to China Gold, LLC in the principal amounts of (i) $5,487,066 and (ii) $227,391.  The obligations set forth in subsection (ii) had a maturity date of February 15, 2009, and Wits Basin has been in constant discussions with China Gold since such time.  The parties are currently negotiating an extension of the note obligations set forth in subsection (ii).

2.           Wits Basin has outstanding obligations to Cabo Drilling (America) Inc. in the principal amount of $511,589.59.

3.           Hunter Bates has an outstanding obligation to George E. Otten (on behalf of the sellers of the Bates-Hunter property) in the principal amount of $6,428,500.  Hunter Bates is now a wholly owned subsidiary of Standard Gold, Inc., of which Wits Basin currently holds a majority interest.

EXHIBIT E

CONSENT OF CHINA GOLD, LLC

WHEREAS, China Gold, LLC, a Kansas limited liability company (“Lender”), is a party to that certain Convertible Notes Purchase Agreement dated as of April 10, 2007 (as amended  the “Purchase Agreement”) with Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”), pursuant to which Wits Basin has (i) issued Lender that certain Promissory Note dated December 22, 2008 in the aggregate principal amount of $10,241,000 (as amended, the “Note”), (ii) entered into with Lender that certain Amended and Restated Security Agreement dated December 22, 2009 (the “Security Agreement”), (iii) entered into with Lender that certain Second Amended and Restated Pledge Agreement dated December 22, 2008 (as amended, the “Pledge Agreement”; collectively, the Purchase Agreement, the Note, the Security Agreement the Pledge Agreement and all such related documents entered into pursuant to the Purchase Agreement are herein referred to as the “CG Documents”); and

WHEREAS, Lender, as a successor-in-interest, is a party to that certain Note and Warrant Purchase Agreement dated on or around February 11, 2008 (the “Platinum Agreement”) with Wits Basin, pursuant to which Wits Basin has (i) issued to Lender that certain 10% Senior Secured Convertible Promissory Note, in the original principal amount of $1,020,000 on or about February 11, 2008 and that certain 10% Senior Secured Promissory Note, in the original principal amount of $110,000 issued by Wits Basin to Lender on or about July 10, 2008 (collectively, the “Platinum Notes”), and (ii) entered into with Lender that certain Security Agreement dated February 11, 2008 by and between Lender and Wits Basin (the “Platinum Security Agreement; collectively, the Platinum Agreement, the Platinum Notes, the Platinum Security Agreement and all such related documents entered into pursuant to the Platinum Agreement are herein referred to as the “Platinum Documents”); and

WHEREAS, pursuant to the CG Documents and the Platinum Documents, China Gold holds a security interest in (i) all of Wits Basin's assets, including in Wits Basin's equity interest in its wholly and majority-owned subsidiaries and (ii) assets of certain of Wits Basin's subsidiaries pursuant to security agreements with such subsidiaries (collectively, the “Assets’); and

WHEREAS, Wits Basin has been in negotiations with Kenglo One Ltd. (“Kenglo”) with respect to a proposed loan of $4,000,000 to Wits Basin (the “Loan”) in consideration of a promissory note of Wits Basin in the principal face amount of $5,000,000 (the “Kenglo Note”) and certain other considerations of Wits Basin; and

WHEREAS, as a condition of Kenglo in making the Loan, Kenglo requires that Wits Basin secure the payment and performance of the Kenglo Note (and the other applicable Loan documents) with a security interests in the Assets on a pari passu basis with Lender (provided that the proceeds of any collateral shall be allocated ratably in accordance with the then outstanding balance of payment obligations of Wits Basin to the respective lenders).

NOW THEREFORE,

Lender hereby acknowledges that the terms of the aforementioned transactions as referenced herein are as currently contemplated by Wits Basin and Kenglo, but may be amended through negotiation through negotiation or otherwise by the parties involved prior to completion. In consideration of the Loan and other good consideration, the sufficiency of which is acknowledged by Lender, Lender hereby: (i) to the extent required pursuant to the CG Documents and Platinum Documents, provides any necessary consents to the Loan and the issuance of the Kenglo Note; (ii) permits Wits Basin's grant to Kenglo of a security interest against the Assets that is pari passu to that of Lender's security interest and equal in all respects to Lender's security interest in the Assets (provided that the proceeds of any collateral shall be allocated ratably in accordance with the then outstanding balance of payment obligations of Wits Basin to the respective lenders), (iii) agrees that, regardless of any priority otherwise available to either of Lender or Kenglo pursuant to law or by agreement, Lender and Kenglo shall each hold equal first priority liens in the Assets, including, without limitation, in any securities or stock that are subject to the Pledge Agreement and the Security Agreement; (iv) agrees with respect to any Investment Property (as such term is defined in the Uniform Commercial Code adopted in the State of Minnesota) which Lender holds possession of pursuant to the Pledge Agreement or the Security Agreement (the “Pledged Property”), to hold and possess such Pledged Property for the equal benefit of Kenglo; and (v) agrees that Kenglo, along with Lender, has “control” (as such term is defined in the Uniform Commercial Code adopted in the State of Minnesota) of the Pledged Property. Lender further agrees prior to December 31, 2009, to negotiate in good faith with Kenglo the terms of an intercreditor agreement between Lender and Kenglo pertaining to the pari passu security interests held by each party in the Assets, including, without limitation, the Pledged Property, which intercreditor agreement shall be consistent with the foregoing agreements by Lender.

IN WITNESS WHEREOF, this Consent has been duly executed effective this 10 day of December, 2009.

LENDER:

China Gold, LLC,
a Kansas limited liability company

By:	/s/ C. Andrew Martin
Name:	C. Andrew Martin
Title:	Manager

ACKNOWLEDGED AND AGREED as of
the 14 day of December, 2009:

KENGLO ONE LTD.

By:	/s/ Ann Williams
Its:	Director